PROSPECTUS SUPPLEMENT                                         File No. 333-38792
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus dated
June 16, 2000 and June 15, 2000, respectively)
Prospectus number:      2067


                             Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:  $125,000,000        Original Issue Date:    January 9, 2001

CUSIP Number:      59018Y DG3          Stated Maturity Date:   February 4, 2002

Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------
[X]  Regular Floating Rate Note        [X]  Actual/360

[ ]  Inverse Floating Rate Note        [ ]  30/360

       (Fixed Interest Rate):          [ ]  Actual/Actual

Interest Rate Basis:
--------------------
[X]  LIBOR                             [ ]  Commercial Paper Rate

[ ]  CMT Rate                          [ ]  Eleventh District Cost of Funds Rate

[ ]  Prime Rate                        [ ]  CD Rate

[ ]  Federal Funds Rate                [ ]  Other (see attached)

[ ]  Treasury Rate
   Designated CMT Page:                Designated LIBOR Page:
        CMT Telerate Page:                  LIBOR Telerate Page:   3750
        CMT Reuters Page:                   LIBOR Reuters Page:


Index Maturity:        Three Month         Minimum Interest Rate: Not Applicable

Spread:                -0.030%             Maximum Interest Rate: Not Applicable

Initial Interest Rate: TBD                 Spread Multiplier:     Not Applicable

Interest Reset Dates:      Quarterly on the 9th, commencing April 9, 2001
                           through maturity date; subject to modified following business day convention. The final interest rate for the period Oct. 2001 to Feb, 2002 will be based on four month Libor minus three basis points.

Interest Payment Dates:    Quarterly, on the 9th of April, July, October and at
                           maturity, subject to modified following business day convention.

Repayment at the
Option of the Holder:      The Notes cannot be repaid prior to the Stated
                           Maturity Date.

Redemption at the
Option of the Company:     The Notes cannot be redeemed prior to the Stated
                           Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                   The Chase Manhattan Bank

Dated:                     January 4, 2001